   As filed with the Securities and Exchange Commission on April 30, 2001
                                                      Registration No. 333-
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933
                         --------------------------
                      SOMNUS MEDICAL TECHNOLOGIES, INC.
           (Exact name of Registrant as specified in its charter)
                         --------------------------

            Delaware                                       77-0423465
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                     Identification Number)

                              285 N. Wolfe Road
                             Sunnyvale, CA 94086
                               (408) 773-9121

(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         --------------------------

                      1997 Employee Stock Purchase Plan
                          (Full title of the plans)
                        --------------------------

                               John G. Schulte
                    Chief Executive Officer and President
                      Somnus Medical Technologies, Inc.
                              285 N. Wolfe Road
                             Sunnyvale, CA 94086
                               (408) 773-9121

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                         --------------------------
                                  Copy to:
                             David J. Saul, Esq.
                      Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                             650 Page Mill Road
                          Palo Alto, CA 94304-1050
                               (650) 493-9300

===============================================================================


=========================================================================================================
                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------

          Title of Securities to              Maximum Amount      Proposed      Proposed     Amount of
              be Registered                       to be           Maximum       Maximum     Registration
                                                Registered        Offering     Aggregate        Fee
                                                                   Price        Offering
                                                                 Per Share       Price
---------------------------------------------------------------------------------------------------------
 Common Stock
  $0.001 par value........................   145,535 shares(1)   $1.207(2)     $175,660.75     $43.92

TOTAL:                                       145,535  shares                   $175,660.75     $43.92

(1) This subtotal represents the number of shares authorized to be issued under the 1997 Employee Stock Purchase Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported by The Nasdaq National Market on April 25, 2001. Pursuant to the 1997 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such Plan), whichever is lower.

                       SOMNUS MEDICAL TECHNOLOGIES, INC.
                       REGISTRATION STATEMENT ON FORM S-8

 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-43325)(the Previous Form S-8) on Decemember 24, 1997, in connection with the 1997 Employee Stock Purchase Plan (the "Plan"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plan. Accordingly, the contents of the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3.   Incorporation by Reference.
          --------------------------

     - There is hereby incorporated by reference in this Registration Statement the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act) on March 29, 2001 and information heretofore filed by the Registrant with the Securities and Exchange Commission:

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

          Exhibit Number    Description
          --------------    -----------
            4.2*            1997 Employee Stock Purchase Plan.
            5.1             Opinion of counsel as to the legality of securities
                            being registered.
            23.1            Consent of counsel (contained in Exhibit 5.1).
            23.2            Consent of Ernst & Young LLP, Independent Auditors.
            24.1            Power of Attorney (see page II-2).

----------------------
*Incorporate by reference to Exhibit 10.12 filed with the Company's Registration Statement on Form S-1 (SEC File No. 333-35401), as declared effective on November 5, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 30th day of April, 2001.

                                    SOMNUS MEDICAL TECHNOLOGIES, INC.

                                    By: /s/ John G. Schulte
                                       -----------------------------------------
                                        John G. Schulte, Chief Executive Officer
                                        and President (Principal Executive
                                        Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Schulte and Robert D. McCulloch, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                                   Title                                    Date
     ---------                                   -----                                    ----
/s/ John G. Schulte                       Chief Executive Officer, President and    April 30, 2001
----------------------------------------  Director (Principal Executive Officer)
John G. Schulte

/s/ Robert D. McCulloch                   Vice President of Finance and Chief       April 30, 2001
----------------------------------------  Financial Officer (Principal Financial
Robert D. McCulloch                       and Accounting Officer)

/s/ Abhi Acharya, Ph.D.                   Director                                  April 30, 2001
----------------------------------------
Abhi Acharya, Ph.D.

/s/ Mark. B. Logan                        Director                                  April 30, 2001
----------------------------------------
Mark. B. Logan

                                          Director                                  April 30, 2001
----------------------------------------
Stuart D. Edwards

/s/ David B. Musket                       Director                                  April 30, 2001
----------------------------------------
David B. Musket

/s/ Woodrow A. Myers, Jr., M.D.           Director                                  April 30, 2001
----------------------------------------
Woodrow A. Myers, Jr., M.D.

                                     II-2